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                                                                   Exhibit 10(b)

                    THIRD AMENDMENT TO AMENDED AND RESTATED
                    ---------------------------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Third Amendment to Amended and Restated Loan and Security Agreement (this "Amendment") is made this 31st day of October 2000 by and among Berger Financial Corp. ("BFC"), a Delaware corporation, Berger Bros Company ("BBC"), a Pennsylvania corporation and Berger Holdings, Ltd. ("BHL"), a Pennsylvania corporation, each with its chief executive office at 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, CopperCraft, Inc. ("CCI"), a Texas corporation having its chief executive office at 4995 Keller Haslet Road, Keller, Texas 76244, Walker Metal Products, Inc. ("Walker"), a Georgia corporation having its chief executive office at 1210 Dalton Road NE, Atlanta, Georgia 30306, and Summit Bank ("Bank"), a New Jersey bank having offices at 4900 Route 70, Pennsauken, New Jersey 08109-4792. BFC, BBC, CCI and Walker are hereinafter collectively referred to and jointly and severally obligated as "Borrower." Borrower and BHL are hereinafter collectively referred to and jointly and severally obligated as "Obligors."

                                  BACKGROUND
                                  ----------

     A. Pursuant to the terms and subject to the conditions set forth in that certain Amended and Restated Loan and Security Agreement dated January 2, 1998 between Borrower and Bank, as amended pursuant to the terms and subject to the conditions set forth in that certain Amendment to Amended and Restated Loan and Security Agreement dated December 7, 1998 between Borrower and Bank, that certain Second Amendment to Amended and Restated Loan and Security Agreement (the "Second Amendment") dated December 20, 1999 between Obligors and Bank, that certain letter amendment dated January 20, 2000 among Obligors (other than CCI) and Bank, that certain letter agreement dated February 28, 2000 among Obligors (other than CCI) and Bank, that certain Joinder and Assumption Agreement dated March 31, 2000 among Obligors and Bank, pursuant to which CCI joined, assumed in the Financing Agreements and agreed to be liable for the Obligations, and that certain Joinder and Assumption Agreement of even date herewith pursuant to which Walker joined in the Financing Agreements, assumed and agreed to be liable for the Obligations (as amended, the "Loan Agreement"), and related instruments, agreements and documents including, without limitation, the Surety Agreement (collectively, along with the Loan Agreement, the "Financing Agreements"), Obligors are currently indebted to Bank for repayment of (i) various loans, advances and extensions of credit made pursuant to a revolving credit facility made available by Bank to Borrower in a principal sum of up to Seventeen Million Five Hundred Thousand ($17,500,000.00) Dollars (the "Revolving Credit"), which indebtedness is further evidenced by that certain Second Replacement Revolving Credit Note dated December 20, 1999 in the principal sum of Seventeen Million Five Hundred Thousand ($17,500,000.00) Dollars executed and delivered by Borrower to Bank (the "Revolving Credit Note"); (ii) a term loan made by Bank to Borrower in the principal sum of Two Million Four Hundred Thousand ($2,400,000.00) Dollars (the "Term Loan"), which indebtedness is further evidenced by that certain Second Replacement Term Loan Note dated December 20, 1999 in the principal sum of One Million Eight Hundred Sixty-Eight Thousand and Four ($1,868,004.00) Dollars executed and delivered by Borrower to Bank (the

"Term Loan Note"), and (iii) a supplemental term loan made by Bank to Borrower in the principal sum of Two Million ($2,000,000.00) Dollars (the "Supplemental Term Loan"), which indebtedness is further evidenced by that certain Supplemental Term Loan Note dated December 20, 1999 in the principal sum of Two Million ($2,000,000.00) Dollars executed and delivered by Borrower to Bank (the "Supplemental Term Loan Note") and (iv) an acquisition line loan made by Bank to Borrower in the principal sum of One Hundred Sixty-Four Thousand Seven Hundred Thirty-Five ($164,735.00) Dollars (the "Acquisition Line Loan"), which indebtedness is evidenced by that certain Acquisition Line Term Loan Note dated March 31, 2000 in the principal sum of One Hundred Sixty-Four Thousand Seven Hundred Thirty-Five ($164,735.00) Dollars executed and delivered by Borrower to Bank (the "Acquisition Line Term Loan Note"). The Revolving Credit Note, the Term Loan Note, the Supplemental Term Loan Note and the Acquisition Line Term Loan Note are hereinafter collectively referred to as the "Notes."

     B. To induce Bank to enter into the Financing Agreements, pursuant to the terms and subject to the conditions set forth in certain Amended and Restated Surety Agreement dated January 2, 1998 executed and delivered by BHL to Bank (the "Surety Agreement"), BHL guaranteed, as a surety, all existing and future debts, liabilities and obligations of Borrower to Bank including, without limitation, the debts, liabilities and obligations evidenced by the Existing Notes. To secure BHL's indebtedness to Bank as a surety for the debts, liabilities and obligations of Borrower to Bank, pursuant to a certain Security Agreement dated August 21, 1997 between BHL and Bank, BHL granted Bank continuing liens on and security interests in and to all of BHL's existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property and the cash and non-cash proceeds thereof, all as more fully described in such Security Agreement.

     C. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

     D. Borrower has requested that Bank, among other things, (i) decrease the Maximum Line Amount to Fifteen Million ($15,000,000.00) Dollars, (ii) modify certain financial covenants set forth in the Loan Agreement and (iii) make a Loan under the Acquisition Line Facility, and Bank is willing to accommodate Borrower in accordance with such requests for modifications to the Financing Agreements in accordance with the terms and subject to the conditions set forth in this Amendment and in the instruments, agreements and documents referred to in this Amendment.

     NOW, THEREFORE, with the foregoing background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:

     1.   Confirmation of Existing Indebtedness. Obligors hereby unconditionally
          -------------------------------------
acknowledge and confirm that: (a) the unpaid principal indebtedness of Borrower to Bank evidenced by the Revolving Credit Note is, as of October 31, 2000, Six Million Eight Hundred Thirty Thousand Four Hundred Thirty-Eight and 10/100 ($6,830,438.10) Dollars; (b) interest on the outstanding principal balance of the Revolving Credit has been paid through September 30,

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2000; (c) the unpaid principal indebtedness of Borrower to Bank evidenced by the
Term Loan Note is, as of the date hereof, One Million Four Hundred Twenty-Four Thousand Six Hundred Seventy-Four ($1,424,674.00) Dollars; (d) interest on the outstanding principal balance of the Term Loan has been paid through September 30, 2000; (e) the unpaid principal indebtedness of Borrower to Bank evidenced by the Supplemental Term Loan is, as of the date hereof, One Million Five Hundred Seventy-Five Thousand Eight Hundred ($1,575,800.00) Dollars; (f) interest on the outstanding principal balance of the Supplemental Term Loan Note as in paid through September 30, 2000; (g) the unpaid principal indebtedness of Borrower to Bank evidenced by the Acquisition Line Term Loan Note is, as of the date hereof, One Hundred Forty-Eight Thousand Two Hundred Sixty-One and 52/100 ($148,261.52) Dollars; (h) interest on the outstanding principal balance of the Acquisition Line Term Loan Note as been paid through September 30, 2000; and (i) the foregoing sums, together with continually accruing interest and any related costs, fees and expenses are, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set off of any kind or of any nature whatsoever.

     2.   Ratification of Financing Agreements. Obligors hereby ratify, confirm
          ------------------------------------
and reaffirm in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements, and hereby agree that each of them remain unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all Collateral, liens, security interests and pledges created pursuant thereto and/or referred to therein continue unimpaired and in full force and effect, and secure and shall continue to secure all of the Obligations.

     3.   Warranties and Representations.
          ------------------------------

          (a) Except as qualified on Schedule 3(a) attached hereto and incorporated herein by this reference, all warranties and representations set forth in the Loan Agreement and the Surety Agreement are hereby respectively asserted, reasserted, stated and restated by Borrower and BHL (as applicable) as of the date hereof as if the same were set forth at length herein. Obligors acknowledge that such warranties and representations (and the warranties and representations set forth herein) are being specifically relied upon by Bank as a material inducement to Bank to enter into this Amendment.

          (b) As a further inducement to Bank to enter into this Amendment, Obligors further represent and warrant to Bank that:

               (i) Each Obligor has the power, authority and capacity to enter into and perform this Amendment and all related instruments, agreements and documents, and to incur the Obligations herein and therein provided for, and such Obligor has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and related instruments, agreements and documents;

               (ii) This Amendment is, and the Third Replacement Revolving Credit Note and the Second Acquisition Line Term Loan Note (each as hereinafter defined) and the

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other Financing Agreements, when executed and delivered by Borrower will be valid, binding and enforceable against each Obligor in accordance with their respective terms;

               (iii) No consent, approval or authorization of, or filing, registration or qualification with, any Person (including any holder of Subordinated Indebtedness or of liens on Collateral) is required to be obtained by any Obligor in connection with the execution and delivery of this Amendment and the instruments, agreements and documents referred to in this Amendment; and

               (iv) No Event of Default or Potential Default has occurred under the Financing Agreements.

     4.   Amendments to Loan Agreement.  Under the terms and subject to the
          ----------------------------
conditions set forth in this Amendment, the Loan Agreement and the other Financing Agreements are hereby amended as follows:

          (a) Paragraph 1.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               1.5 "Borrowing Base" means, at any time, an amount shown on the most current Borrowing Base Certificate executed and delivered by Borrower to Bank equal to the lesser of:

                    1.5.1 Fifteen Million ($15,000,000.00) Dollars ("Maximum Line Amount"); or

                    1.5.2 An amount up to the sum of (a) eighty-five (85%) percent of the net outstanding amount of Eligible Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto, and (b) the lesser of (i) fifty (50%) percent of the value (determined on the basis of the lower of cost or market value) of Eligible Inventory and (ii) Four Million Five Hundred Thousand ($4,500,000.00) Dollars. The foregoing percentage advance rates are subject to periodic examination and analysis by Bank and, as a result thereof, and in Bank's discretion exercised reasonably and in good faith, are subject to change.

          (b) Paragraph 1.29 of the Loan Agreement is hereby amended to include within the definition of "Notes" any Instruments evidencing Obligations including, without limitation, the Third Replacement Revolving Credit Note, the Second Acquisition Line Term Loan Note and any instruments, agreements and documents executed and/or delivered in replacement or substitution or modification thereof.

          (c) The term "Revolving Credit" as used in the Loan Agreement shall hereafter refer to the Revolving Credit as reduced pursuant to the terms and subject to the conditions of this Amendment.

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          (d)  Notwithstanding anything to the contrary set forth in Paragraph
2.4 of the Loan Agreement, and in addition to the Permitted Acquisition Line Overadvances described at Paragraph 6 of the Second Amendment, so long as there has occurred no Event of Default or any Potential Default which is continuing, for the period from December 1, 2000 through and including May 31, 2001, the Revolving Credit may include loans, advances and extensions of credit in excess of the Borrowing Base (collectively, the "Permitted Overadvances") in an aggregate amount of up to Five Hundred Thousand ($500,000.00) Dollars; provided,
                                                                       --------
however, at no time shall the amount outstanding under the Revolving Credit
-------
exceed the Maximum Line Amount. If at any time the Permitted Overadvances shall, for any reason, exceed Five Hundred Thousand ($500,000.00) Dollars, Borrower shall immediately repay to Bank such amount as may be necessary to eliminate such excess, and on June 1, 2000, no Permitted Overadvances shall be outstanding.

          (e) Subparagraph 5(a)(iii)(3) of the Second Amendment, which amendment has been incorporated by reference into and made a part of the Loan Agreement, is hereby amended to provide that Obligors (including Walker and any future Target acquired) shall have and maintain a ratio of Consolidated Senior Liabilities (defined to be all Liabilities minus the long-term portion of Subordinated Indebtedness) to Tangible Net Worth of less than: 4.40 to 1.00 from October 31, 2000 through and including March 31, 2001; 4.00 to 1.00 from April 1, 2001 through and including June 30, 2001; 3.50 to 1.00 from July 1, 2001 through and including September 30, 2001; and 3.00 to 1.00 at all times thereafter.

     5.   Second Acquisition Line Loan; Second Acquisition Line Term Loan Note.
          --------------------------------------------------------------------
Subject to satisfaction of all conditions proceed and set forth in this Amendment and in the Loan Agreement, Bank shall, under the terms and subject to the conditions set forth in the Financing Agreements, make a second Acquisition Line Loan advance in the principal sum of Three Hundred Eighty-Four Thousand Four Hundred Eighty-Eight ($384,488.00) Dollars (the "Second Acquisition Line Loan"). To evidence Borrower's obligations to repay Bank, with interest, Borrower shall execute and deliver to Bank its promissory note (the "Second Acquisition Line Term Note") in the principal sum of the Second Acquisition Line Loan, all as more fully described in the Second Acquisition Line Term Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof.

     6.   Third Replacement Revolving Credit Note.  Contemporaneously herewith,
          ---------------------------------------
Borrower shall execute and deliver to Bank its Replacement Revolving Credit Note in the principal sum of Fifteen Million ($15,000,000.00) Dollars (the "Third Replacement Revolving Credit Note") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Revolving Credit (as hereby reduced), all as more fully described in the Replacement Revolving Credit Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Third Replacement Revolving Credit Note replaces and supersedes, but does not extinguish any unpaid Obligations evidenced by or constitute a novation of, the Third Replacement Revolving Credit Note.

                                       5
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     7.   Conditions Precedent. Bank's obligations under this Amendment are
          --------------------
subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

          (a) Borrower shall duly execute and/or deliver, or cause to be duly executed and/or delivered, to Bank the following:

               (i)    This Amendment;

               (ii)   The Third Replacement Revolving Credit Note;

               (iii)  The Second Acquisition Line Term Loan Note;

               (iv) A certified (as of the date of this Amendment) copy of resolutions of each Obligor's board of directors authorizing the execution, delivery and performance of this Amendment.

               (v) A certificate (as of the date of this Amendment) of each Obligor's corporate secretary as to the incumbency and signatures of the officers of such Obligor executing this Amendment;

               (vi) The written opinion of Borrower's and BHL's counsel, dated the date hereof and addressed to Bank; and

               (vii) Such other instruments, agreements and documents as Bank may reasonably require.

          (b) No Event of Default or Potential Default shall have occurred and be continuing.

          (c) In addition to satisfaction of the condition precedent set forth above, the following shall be conditions precedent to the making of any Loan under the Acquisition Line Facility (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

               (i) Borrower shall furnish to Bank a written request for a Loan under the Acquisition Line Facility, which request shall specify the date on which Borrower is acquiring Walker for which proceeds of the Loan are being requested;

               (ii) Bank's receipt of copies of all instruments, agreements and documents executed or to be executed and/or delivered and exchanged in connection with the acquisition of Walker;

               (iii) UCC, judgment, federal and state tax liens against the Assets of Walker;

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               (iv)   Bank shall be expressly entitled to rely on any opinion
furnished to Borrower in connection with its acquisition of Walker;

               (v) In connection with any request by Borrower that Bank make amortizing Loans under the Acquisition Line Facility pursuant to Paragraph 7 of the Second Amendment, an orderly liquidation appraisal of any machinery and equipment being acquired by Borrower conducted by a reputable appraiser selected by Borrower and reasonably acceptable to Bank;

               (vi) Evidence of the consummation of the acquisition of Walker in accordance with all applicable Law and in accordance with all representations and warranties made to Bank by or on behalf of Borrower in connection with Borrower's request for a Loan under the Acquisition Line Facility; and

               (vii) Such other instruments, agreements and documents as Bank may reasonably require in connection with or to evaluate Borrower's request for a Loan under the Acquisition Line Facility.

     8.   No Waiver of Defaults. This Amendment is not and shall not be deemed
          ---------------------
to be a waiver of any defaults or Events of Default or Potential Defaults which may now exist or hereafter occur under the Financing Agreements.

     9.   No Obligation to Extend.  Borrower acknowledges and agrees that,
          -----------------------
notwithstanding anything to the contrary set forth in this Amendment, Bank has no obligation to further amend the Financing Agreements or otherwise restructure the indebtedness described in this Amendment, and that neither Bank nor its representatives have made any agreements with, or commitments or representations or warranties to, Borrower (either in writing or orally) other than as expressly stated in this Amendment. Nothing contained in this Amendment, or any compliance with the terms of this Amendment or any of the instruments, agreements or documents referred to in this Amendment, shall impose any obligation on the part of Bank to consummate a further restructure of the indebtedness described in this Amendment or provide any further financial or other accommodation.

     10.  Integrated Agreement.  This Amendment and all of the instruments,
          --------------------
agreements and documents executed and/or delivered or to be executed and/or delivered in conjunction with this Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Financing Agreements. All such instruments, agreements and documents, and this Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment thereto and shall govern and control.

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

     11.  Expenses of Bank.  Borrower shall pay all expenses (including the
          ----------------
reasonable fees and expenses of legal counsel to Bank) relating to preparation, negotiation, administration and enforcement of this Amendment and the Financing Agreements.

     12.  Governing Law.  This Amendment shall be governed by and construed and
          -------------
interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     13.  Seal. This Amendment is intended to take effect as an instrument under
          ----
seal.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan and Security Agreement to be duly executed and delivered the day and year first above written.

Attest:                             BERGER FINANCIAL CORP.,
                                    a Delaware corporation

By: /s/ Theodore A. Schwartz        By: /s/ Joseph F. Weiderman
   -------------------------            ---------------------------------
   Theodore A. Schwartz                 Joseph F. Weiderman,
   Chief Executive Officer              President

        [Corporate Seal]

Attest:                             BERGER BROS COMPANY,
                                    a Pennsylvania corporation

By: /s/ Theodore A. Schwartz        By: /s/ Joseph F. Weiderman
   -------------------------            ---------------------------------
   Theodore A. Schwartz                 Joseph F. Weiderman,
   Chief Executive Officer              President

        [Corporate Seal]

Attest:                             BERGER HOLDINGS, LTD.,
                                    a Pennsylvania corporation


By: /s/ Theodore A. Schwartz        By: /s/ Joseph F. Weiderman
   -------------------------            ---------------------------------
   Theodore A. Schwartz                 Joseph F. Weiderman,
   Chief Executive Officer              President

      [Corporate Seal]

Attest:                             COPPERCRAFT, INC.,
                                    a Texas corporation

By: /s/ Theodore A. Schwartz        By: /s/ Joseph F. Weiderman
   -------------------------            ---------------------------------
   Theodore A. Schwartz                 Joseph F. Weiderman,

                                       8
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   Chief Executive Officer            President

      [Corporate Seal]

Attest:                             WALKER METAL PRODUCTS, INC.,
                                    a Georgia corporation


By: /s/ Theodore A. Schwartz        By: /s/ Joseph F. Weiderman
   -------------------------            ---------------------------------
   Theodore A. Schwartz                 Joseph F. Weiderman,
   Chief Executive Officer              President

       [Corporate Seal]
                                    SUMMIT BANK


                                    By: /s/ Linda Serinese
                                        ---------------------------------
                                        Linda Serinese
                                        Vice President

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